10f-3 Transactions Summary*

* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund

Managed Income Fund

Security

Riddell Bell Holdings Inc

Transaction

 Date

9/23/2004

Cost

$500,000

Offering Purchase
-----------------
0.357%
Broker
------
Goldman, Sachs & Co.
Underwriting
------------
Syndicate
---------
Members
-------
Goldman, Sachs & Co.
Wachovia Securities, Inc.
UBS Financial Services, Inc.


Fund
----
Managed Income Fund
Security
--------
Pierre Foods
Transaction
-----------
 Date
-----
6/24/2004

Cost

$415,000

Offering Purchase

0.332%

Broker

Banc of America Securities LLC Underwriting Syndicate Members Banc of America Securities LLC Wachovia Securities, Inc.

Fund
----
Managed Income Fund
Security
--------
Evergreen Resources Inc
Transaction
-----------
 Date
-----
3/5/2004

Cost

$575,435

Offering Purchase
-----------------
0.290%
Broker
------
Goldman, Sachs & Co.
Underwriting
------------
Syndicate
---------
Members
-------
Goldman, Sachs & Co.
BNP PARIBAS
UBS Financial Services, Inc.
Wachovia Securities, Inc.
Banc One Capital Markets, Inc.


Fund
----
Managed Income Fund
Security
--------
IMAX Corp
Transaction
-----------
 Date
-----
11/19/2003

Cost

$6,000,000

Offering Purchase

3.750%

Broker

Credit Suisse First Boston LLC
Underwriting
------------
Syndicate
---------
Members
-------
Credit Suisse First Boston LLC
Jefferies & Company, Inc.
Wachovia Capital Markets, LLC
U.S. Bancorp Piper Jaffray